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                             FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION
                                   ATTORNEY AT LAW

                                 1400 St. Paul Place
                              750 North St. Paul Street
                                 Dallas, Texas  75201
                               Telephone (214) 981-3816
                               Facsimile (214) 981-3839


                                  February 16, 1998


Sovereign Credit Finance II, Inc.
4015 Beltline Road
Building B
Dallas, Texas 75244

     Re:  11% Notes Due February 15, 2002

Gentlemen:

     We refer to the Form SB-2 Registration Statement (the "Registration Statement") of Sovereign Credit Finance II, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission under file number 333-40321 for the purpose of registering under the Securities Act of 1933, as amended, the Company's 11% Notes Due February 15, 2002 in the aggregate principal amount of $10,000,000 (the "Notes"), and the Prospectus contained therein (the "Prospectus"). The purpose of this letter is to advise you that the discussion under the caption "Certain Federal Income Tax Considerations" in the Prospectus reflects the opinion of Frederick C. Summers, III, A Professional Corporation, as to the tax matters discussed therein.

     We hereby consent to the references to this firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDERICK C. SUMMERS, III
                                       A PROFESSIONAL CORPORATION



                                       By: /s/ Frederick C. Summers, III
                                          ------------------------------------
                                          Frederick C. Summers, III